Exhibit 5

ANSLOW & JACLIN, LLP	RICHARD I. ANSLOW
Counselors at Law	EMAIL: RANSLOW@ANSLOWLAW.COM

GREGG E. JACLIN
EMAIL: GJACLIN@ANSLOWLAW.COM

December 30, 2005

Combined Opinion and Consent

EP Global Communications, Inc.

c/o Exceptional Parent Magazine

551 Main Street

Johnstown, Pennsylvania 15901

Gentlemen:

You have requested our opinion, as counsel for EP Global Communications, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form SB-2 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 206,666,666 shares of common stock issuable in connection with the conversion of promissory notes and 5,000,000 shares of common stock issuable in connection with the exercise of Warrants, all such shares sold by enumerated selling shareholders.

We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion. It is our opinion that the shares of common stock to be offered pursuant to the Registration Statement and sold by the selling shareholders have been duly authorized and are legally issued, fully paid and non-assessable.

No opinion is expressed herein as to any laws other than the State of Delaware of the United States. This opinion opines upon Delaware law including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP

By:	/s/ Anslow & Jaclin, LLP
ANSLOW & JACLIN, LLP

195 Route 9 South, Suite 204, Manalapan, New Jersey 07726 Tel: (732)

409-1212 Fax: (732) 577-1188